Exhibit 10.16

                 PURCHASE AGREEMENT NUMBER 2060

                             between

                       THE BOEING COMPANY

                               and

                   CONTINENTAL AIRLINES, INC.


           Relating to Boeing Model 767-400ER Aircraft

                       TABLE OF CONTENTS


                                                         SA
ARTICLES                                               NUMBER

    1.   Quantity, Model and Description

    2.   Delivery Schedule

    3.   Price

    4.   Payment

    5.   Miscellaneous


TABLE

    1.   Aircraft Information Table


EXHIBIT

    A.   Aircraft Configuration

    B.   Aircraft Delivery Requirements and
         Responsibilities


SUPPLEMENTAL EXHIBITS

 BFE1.   BFE Variables

  CS1.   Customer Support Variables

  EE1.   Engine Escalation/Engine Warranty
         and Patent Indemnity

[CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE
SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR
CONFIDENTIAL TREATMENT]

                       TABLE OF CONTENTS


                                                         SA
LETTER AGREEMENTS                                      NUMBER

2060-1   not used

2060-2   Demonstration Flights

2060-3   Spares Initial Provisioning

2060-4   Flight Crew Training Spares

2060-5   Escalation Sharing

                       TABLE OF CONTENTS


                                                         SA
CONFIDENTIAL LETTER AGREEMENTS                         NUMBER

[CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE
SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR
CONFIDENTIAL TREATMENT]

6-1162-GOC-086      Special Matters

                  Purchase Agreement No. 2060

                             between

                       The Boeing Company

                               and

                   Continental Airlines, Inc.

                 ______________________________

              This Purchase Agreement No. 2060 is dated as of October 10, 1997, between The Boeing Company (Boeing) and Continental Airlines, Inc. (Customer) relating to the purchase and sale of Model 767-400ER aircraft. The terms and conditions of the Aircraft General Terms Agreement dated as of October 10, 1997, between the parties, identified as AGTA-CAL (AGTA), are hereby incorporated by reference into this Purchase Agreement.

Article 1.    Quantity, Model and Description.

              The aircraft to be delivered to Customer will be designated as Model 767-400ER aircraft (the Aircraft). Boeing will manufacture and sell to Customer Aircraft conforming to the configuration described in Exhibit A, which is part of this Purchase Agreement, in the quantities listed in Table 1 to the Purchase Agreement.

Article 2.    Delivery Schedule.

              The Aircraft will be delivered to Customer in accordance with the scheduled months of delivery listed in the attached Table 1, which is part of this Purchase Agreement. Exhibit B, which is part of this Purchase Agreement, describes certain responsibilities for both Customer and Boeing in order to accomplish the delivery of the Aircraft.

Article 3.    Price.

              3.1 Aircraft Basic Price. The Aircraft Basic Price is listed in Table 1 and is subject to mutually agreed upon price adjustments and the Escalation Adjustment.

              3.2 Advance Payment Base Prices. The Advance Payment Base Prices for the Aircraft are listed in Table 1 and were calculated utilizing the latest escalation factors available to Boeing on the date of this Purchase Agreement projected to the month of scheduled delivery.

              3.3 Boeing has not yet established the Aircraft Basic Price for Aircraft scheduled to be delivered after December 31, 2002. The prices listed in Table 1 for such Aircraft are only to provide Customer with an estimate of the applicable Advance Payment Base Prices. Accordingly, the Aircraft Basic Price for such Aircraft will be the sum of the Airframe Price, Optional Features Prices and the Engine Price first published by Boeing for the same model of aircraft and engines to be delivered after December 31, 2002.

Article 4.    Payment.

              4.1 Boeing acknowledges receipt of a deposit in the amount shown in Table 1 for each Aircraft (Deposit).

              4.2 The amounts and payment dates for advance payments to be made by Customer are set forth in the attached Table
1. Advance payments for each aircraft are due on the first business day of the months listed in the attached Table 1.

              4.3 For any Aircraft whose scheduled month of delivery is less than [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] from the date of this Purchase Agreement, the total amount of advance payments due for payment upon signing of this Purchase Agreement will include all advance payments which are past due in accordance with the standard advance payment schedule set forth in Table 1.

              4.4 The Aircraft Price is the total amount Customer will pay to Boeing at the time of delivery of each Aircraft. Such Aircraft Price will be calculated at time of delivery using then available escalation factors to calculate the Escalation Adjustment. The invoice amount for an Aircraft will show the Aircraft Price appropriately adjusted to account for previously received applicable advance payments.

Article 5.    Miscellaneous.

              5.1   Buyer Furnished Equipment Variables.
Supplemental Exhibit BFE1, which is part of this Purchase
Agreement, contains vendor selection dates, on dock dates and other variables applicable to the Aircraft.

              5.2 Customer Support Variables. Supplemental Exhibit CS1, which is part of this Purchase Agreement, contains the variable information applicable to information, training services and other things furnished by Boeing in support of the Aircraft.

              5.3   Engine Escalation Variables.  Supplemental
Exhibit EE1 contains the applicable engine escalation formula, the engine warranty and the engine patent indemnity for the Aircraft.

              5.4   [CONFIDENTIAL MATERIAL OMITTED AND FILED
SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]

              5.6 Negotiated Agreement; Entire Agreement. This Purchase Agreement, including the provisions of Article 8.2 of the AGTA relating to insurance, and Article 11 of Part 2 of Exhibit C of the AGTA relating to DISCLAIMER AND RELEASE and EXCLUSION OF CONSEQUENTIAL AND OTHER DAMAGES, has been the subject of discussion and negotiation and is understood by the parties; the Aircraft Price and other agreements of the parties stated in this Purchase Agreement were arrived at in consideration of such provisions.
This Purchase Agreement, including the AGTA, contains the entire agreement between the parties and supersedes all previous proposals, understandings, commitments or representations whatsoever, oral or written, with respect to the subject matter hereof, and may be changed only in writing signed by authorized representatives of the parties.


CONTINENTAL AIRLINES, INC.              THE BOEING COMPANY



By /s/ Brian Davis                      By /s/ Gunar O. Clem

Its Vice President                      Its Attorney in Fact

                                       Table 1 to

                                Purchase Agreement No. 2060

                Aircraft Delivery, Description, Price and Advance Payments

Airframe Model/MTGW:  767-400ER    440,000   Detail Specification:  D019T003-A (3/13/97)

Engine Model/
  Thrust Level:     CF6-80C2B7F     62,100   Price Base Year:  Jul-95

Airframe Base Price:                         [CONFIDENTIAL MATERIAL OMITTED AND FILED
                                             SEPARATELY WITH THE SECURITIES AND EXCHANGE
Optional Features:                           COMMISSION PURSUANT TO A REQUEST FOR
                                             CONFIDENTIAL TREATMENT]
Sub-Total of Airframe and Features:

Engine Price (Per Aircraft):

Aircraft Basic Price (Excluding BFE/SPE):

Buyer Furnished Equipment (BFE) Estimate:

Seller Purchased Equipment (SPE) Estimate:

Refundable Deposit per Aircraft at Proposal Acceptance:

Airframe Escalation Data:

Base Year Index (ECI):

Base Year Index (ICI):

Engine Escalation Data:

Base Year Index (CPI):

[CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE
COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]

                    AIRCRAFT CONFIGURATION

                             between

                       THE BOEING COMPANY

                               and

                   CONTINENTAL AIRLINES, INC.


           Exhibit A to Purchase Agreement Number 2060

                    AIRCRAFT CONFIGURATION

                     Dated October 10, 1997
                           relating to

                 BOEING MODEL 767-400ER AIRCRAFT


     The Detail Specification is Boeing Detail Specification D019T001-CAL-64E1 dated as of even date herewith. Such Detail Specification will be comprised of Boeing Configuration Specification D019T003, revision A, dated March 13, 1997 as amended to incorporate the Options listed below, including the effects on Manufacturer's Empty Weight (MEW) and Operating Empty Weight (OEW). Such Options are set forth in Boeing Document D019TCR1-CAL-64E1.
As soon as practicable, Boeing will furnish to Buyer copies of the Detail Specification, which copies will reflect such Options. The Aircraft Basic Price reflects and includes all effects of such Options, except such Aircraft Basic Price does not include the price effects of any Buyer Furnished Equipment or Seller Purchased Equipment.

Exhibit A to
Purchase Agreement No. 2060
Page 2


The configuration for Customer's 767-400ER will be developed during the first half of 1998. For purposes of calculating the Advance Payment Base Prices listed in Table 1, an estimated amount of [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] has been assumed for Optional Features.
The [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] includes [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]

      AIRCRAFT DELIVERY REQUIREMENTS AND RESPONSIBILITIES

                             between

                       THE BOEING COMPANY

                               and

                   CONTINENTAL AIRLINES, INC.


           Exhibit B to Purchase Agreement Number 2060

      AIRCRAFT DELIVERY REQUIREMENTS AND RESPONSIBILITIES

                           relating to

                 BOEING MODEL 767-400ER AIRCRAFT


Both Boeing and Customer have certain documentation and approval responsibilities at various times during the construction cycle of Customer's Aircraft that are critical to making the delivery of each Aircraft a positive experience for both parties. This Exhibit B documents those responsibilities and indicates recommended completion deadlines for the actions to be accomplished. Failure to obtain such completion deadlines shall not be deemed a breach of this Purchase Agreement or reduce or amend the parties' obligations hereunder.

    1.   GOVERNMENT DOCUMENTATION REQUIREMENTS.

Certain actions are required to be taken by Customer in advance of the scheduled delivery month of each Aircraft with respect to obtaining certain government issued documentation.

          1.1     Airworthiness and Registration Documents.

                  Not later than 6 months prior to delivery of each Aircraft, Customer will notify Boeing of the registration number to be painted on the side of the Aircraft. In addition, and not later than 3 months prior to delivery of each Aircraft, Customer will, by letter to the regulatory authority having jurisdiction, authorize the temporary use of such registration numbers by Boeing during the pre-delivery testing of the Aircraft.

Customer is responsible for furnishing any temporary or permanent registration certificates required by any governmental authority having jurisdiction to be displayed aboard the Aircraft after delivery.

          1.2     Certificate of Sanitary Construction.

                  1.2.1     U.S. Registered Aircraft.  Boeing
will obtain from the United States Public Health Service, a United States Certificate of Sanitary Construction to be displayed aboard each Aircraft after delivery to Customer.

                  1.2.2     Non-U.S. Registered Aircraft.  If
Customer requires a United States Certificate of Sanitary Construction at the time of delivery of the Aircraft, Customer will give written notice thereof to Boeing at least 3 months prior to delivery. Boeing will then use its reasonable best efforts to obtain the Certificate from the United States Public Health Service and present it to Customer at the time of Aircraft delivery.

          1.3     Customs Documentation.

                  1.3.1     Import Documentation.  If the
Aircraft is intended to be exported from the United States, Customer must notify Boeing not later than 3 months prior to delivery of each Aircraft of any documentation required by the customs authorities or by any other agency of the country of import.

                  1.3.2     General Declaration - U.S.  If the
Aircraft is intended to be exported from the United States, Boeing will prepare Customs Form 7507, General Declaration, for execution by U.S. Customs immediately prior to the ferry flight of the Aircraft. For this purpose, Customer will furnish to Boeing not later than 20 days prior to delivery a complete crew and passenger list and a complete ferry flight itinerary, including point of exit from the United States for the Aircraft.

If Customer intends, during the ferry flight of an Aircraft, to land at a U.S. airport after clearing Customs at delivery, Customer must notify Boeing not later than 20 days prior to delivery of such intention. If Boeing receives such notification, Boeing will provide to Customer the documents constituting a Customs permit to proceed, allowing such Aircraft to depart after any such landing. Sufficient copies of completed Form 7507, along with passenger manifest, will be furnished Customer to cover U.S. stops scheduled for the ferry flight.

                  1.3.3     Export Declaration - U.S.  If the
Aircraft is intended to be exported from the United States, Boeing will prepare Form 7525V and, immediately prior to the ferry flight, will submit such Form to U.S. Customs in Seattle in order to obtain clearance for the departure of the Aircraft, including any cargo, from the United States. U.S. Customs will deliver the Export Declaration to the U.S. Department of Commerce after export.

     2.   INSURANCE CERTIFICATES.

          Unless provided earlier, Customer will provide to Boeing not later than 30 days prior to delivery of the first
Aircraft, a copy of the requisite annual insurance certificate in accordance with the requirements of Article 8 of the AGTA.

     3    NOTICE OF FLYAWAY CONFIGURATION.

          Not later than 20 days prior to delivery of the Aircraft, Customer will provide to Boeing a configuration letter stating the requested "flyaway configuration" of the Aircraft for its ferry flight. This configuration letter should include:

          (i) the name of the company which is to furnish fuel for the ferry flight and any scheduled post-delivery flight training, the method of payment for such fuel, and fuel load for the ferry flight;

          (ii) the cargo to be loaded and where it is to be stowed on board the Aircraft and address where cargo is to be shipped after flyaway;

          (iii) any BFE equipment to be removed prior to flyaway and returned to Boeing BFE stores for installation on Customer's subsequent Aircraft;

          (iv) a complete list of names and citizenship of each crew member and non-revenue passenger who will be aboard the ferry flight; and

          (v)     a complete ferry flight itinerary.

     4.   DELIVERY ACTIONS BY BOEING.

          4.1 Schedule of Inspections. All FAA, Boeing, Customer and, if required, U.S. Customs Bureau inspections will be scheduled by Boeing for completion prior to delivery or departure of the Aircraft. Customer will be informed of such schedules.

          4.2     Schedule of Demonstration Flights.  All FAA and
Customer demonstration flights will be scheduled by Boeing for completion prior to delivery of the Aircraft.

          4.3 Schedule for Customer's Flight Crew. Boeing will inform Customer of the date that a flight crew is required for acceptance routines associated with delivery of the Aircraft.

          4.4 Fuel Provided by Boeing. Boeing will provide to Customer, without charge, the amount of fuel shown in U.S.
gallons in the table below for the model of Aircraft being delivered and full capacity of engine oil at the time of delivery or prior to the ferry flight of the Aircraft.

     Aircraft Model                          Fuel Provided
          767                            [CONFIDENTIAL MATERIAL
                                         OMITTED AND FILED
                                         SEPARATELY WITH THE
                                         SECURITIES AND EXCHANGE
                                         COMMISSION PURSUANT TO A
                                         REQUEST FOR CONFIDENTIAL
                                         TREATMENT]

          4.5 Flight Crew and Passenger Consumables. Boeing will provide food, coat hangers, towels, toilet tissue, drinking cups and soap for the first segment of the ferry flight for the Aircraft.

          4.6 Delivery Papers, Documents and Data. Boeing will have available at the time of delivery of the Aircraft certain delivery papers, documents and data for execution and delivery. Boeing will pre-position in Oklahoma City, Oklahoma, for filing with the FAA at the time of delivery of the Aircraft an executed original Form 8050-2, Aircraft Bill of Sale, indicating transfer of title to the Aircraft from Boeing or Boeing's sales subsidiary, to Customer.

          4.7 Delegation of Authority. If specifically requested in advance by Customer, Boeing will present a certified copy of a Resolution of Boeing's Board of Directors, designating and authorizing certain persons to act on its behalf in connection with delivery of the Aircraft.

     5.   DELIVERY ACTIONS BY CUSTOMER.

          5.1     Aircraft Radio Station License.  At delivery
Customer will provide its Aircraft Radio Station License to be placed on board the Aircraft following delivery.

          5.2.    Aircraft Flight Log.       At delivery Customer
will provide the Aircraft Flight Log for the Aircraft.

          5.3     Delegation of Authority.  If necessary,
Customer will present to Boeing at delivery of the Aircraft an original or certified copy of Customer's Delegation of Authority designating and authorizing certain persons to act on its behalf in connection with delivery of the specified Aircraft.

              BUYER FURNISHED EQUIPMENT VARIABLES

                             between

                       THE BOEING COMPANY

                               and

                   CONTINENTAL AIRLINES, INC.


   Supplemental Exhibit BFE1 to Purchase Agreement Number 2060

              BUYER FURNISHED EQUIPMENT VARIABLES

                           relating to

                 BOEING MODEL 767-400ER AIRCRAFT


This Supplemental Exhibit BFE1 contains vendor selection dates, on-dock dates and other variables applicable to the Aircraft.

1.   Supplier Selection.

     Customer will select and notify Boeing of the suppliers of the galley system and the passenger seats by a date to be mutually agreed to by the parties during the 767-400 configuration discussions to be held in the first half of 1998.



2.   On-dock Dates

On or before a date to be mutually agreed to by the parties Boeing will provide to Customer a BFE Requirements On-Dock/Inventory Document (BFE Document) or an electronically transmitted BFE Report which may be periodically revised, setting forth the items, quantities, on-dock dates and shipping instructions relating to the in-sequence installation of BFE.

                  CUSTOMER SUPPORT VARIABLES

                             between

                       THE BOEING COMPANY

                               and

                   CONTINENTAL AIRLINES, INC.


   Supplemental Exhibit CS1 to Purchase Agreement Number 2060

                  CUSTOMER SUPPORT VARIABLES

                           relating to

                  BOEING MODEL 767-400 AIRCRAFT


Customer and Boeing will conduct planning conferences approximately 12 months before delivery of the first Aircraft, or as otherwise agreed, to develop and schedule a customized
Customer Support Program to be furnished by Boeing in support of the Aircraft.

The customized Customer Services Program will be based upon and equivalent to the entitlements summarized below.

Part 1:  Maintenance and Flight Training Programs; Operations
Engineering Support

1.   Maintenance Training.

     1.1  Airplane General Familiarization Course; 1 class of
          24 students;

     1.2  Mechanical/Power Plant Systems Course; 2 classes of
          15 students;

     1.3  Electrical Systems Course; 2 classes of 15 students;

     1.4  Avionics Systems Course; 2 classes of 15 students;

     1.5  Corrosion Prevention & Control Course; 1 class of
          10 students;

     1.6  Aircraft Rigging Course; 1 class of 6 students;

     1.7  Composite Repair for Technicians - Basic; 1 class of
          8 students;

     1.8 Training materials will be provided to each student. In addition, one set of training materials used in Boeing's training program, including visual aids, Computer Based Training Courseware, color instrument panel wall charts, text/graphics, video programs, etc. will be provided for use in Customer's own training program.

2.   Flight Training.

     2.1 Transition training for 8 flight crews (16 pilots) in 2 classes; The training will consist of ground school
          (utilizing computer based training), fixed base simulator, full flight simulator and actual aircraft training on Customer's Aircraft.

     2.2  Flight Dispatcher training; 2 classes of 6 students;

     2.3  Flight Attendant training; 2 classes of 12 students;

     2.4 Performance Engineer training in Boeing's regularly scheduled courses; schedules are published twice yearly.

     2.5 Training materials will be provided to each student. In addition, one set of training materials as used in Boeing's training program, including visual aids, Computer Based Training Courseware, color instrument panel wall charts, text/graphics, video programs, etc. will be provided for use in Customer's own training program.

     2.6  Additional Flight Operations Services:

          a. Boeing flight crew personnel to assist in ferrying the first aircraft to Customer's main base;

          b. Instructor pilots for 90 calendar days for revenue service training assistance;

          c. An instructor pilot to visit Customer 6 months after revenue service training to review
                  Customer's flight crew operations for a 2 week period.

3.   Planning Assistance.

     3.1  Maintenance and Ground Operations.

          Upon request, Boeing will visit Customer's main base to evaluate aircraft maintenance facilities, develop recommendations and assist in maintenance planning.

     3.2  Spares.

          a)      Recommended Spares Parts List (RSPL)
                  customized RSPL, data and documents will be provided to identify spare parts required for Customer's support program.

          b)      Illustrated Parts Catalog (IPC)
                  A customized IPC in accordance with ATA 100 will be provided.

          c)      Provisioning Training
                  Provisioning training will be provided for Customer's personnel at Boeing's facilities, where documentation and technical expertise are available. Training is focused on the initial provisioning process and calculations reflected in the Boeing RSPL.

          d)      Spares Provisioning Conference
                  A provisioning conference will be conducted, normally at Boeing's facilities where technical data and personnel are available.

4.   Technical Data and Documents

     The following list contains the documents Customer will receive to support the introduction and operation of the Aircraft. Customer and Boeing will conduct a planning conference approximately 12 months before the first delivery of the Aircraft to mutually determine the proper format (e.g. digital or hard copy) and quantity of Materials to be furnished to Customer.


     4.1. Flight Operations.
          Airplane Flight Manual
          Operations Manual
          Quick Reference Handbook
          Weight and Balance Manual
          Dispatch Deviation Procedures Guide
          Flight Crew Training Manual
          Baggage/Cargo Loading Manual
          Performance Engineer's Manual
          Jet Transport Performance Methods
          FMC Supplemental Data Document
          Operational Performance Software

     4.2. Maintenance.
          Aircraft Maintenance Manual
          Wiring Diagram Manual
          Systems Schematics Manual
          Connector Part Number Options Document
          Structural Repair Manual
          Overhaul/Component Maintenance Manual
          Standard Overhaul Practices Manual
          Standard Wiring Practices Manual
          Non-Destructive Test Manual
          Service Bulletins and Index
          Corrosion Prevention Manual
          Fault Isolation Manual
          Fuel Measuring Stick Calibration Document
          Power Plant Buildup Manual
          Built-In Test Equipment (BITE) Manual
          Central Maintenance Computer System Reporting Table
          In Service Activity Report
          All Operator Letters
          Service Letters
          Structural Item Interim Advisory
          Maintenance Tips
          Combined Index

     4.3. Maintenance Planning.
          Maintenance Planning Data Document
          Maintenance Planning Data Tasks Masterfile
          Maintenance Task Cards and Index
          Maintenance Inspection Intervals Report

     4.4. Spares.
          Illustrated Parts Catalog
          Standards Books

     4.5. Facilities and Equipment Planning.
          Facilities and Equipment Planning Document
          Special Tool and Ground Handling Equipment Drawings and
          Index
          Supplementary Tooling Documentation
          System Test Equipment Document
          Illustrated Tool and Equipment List/Manual
          Aircraft Recovery Document
          Airplane Characteristics for Airport Planning Document
          Airplane Rescue and Fire Fighting Document
          Engine Handling Document

     4.6. Computer Software Index.

     4.7. Supplier Technical Data.
          Service Bulletins
          Ground Support Equipment Data
          Provisioning Information
          Component Maintenance/Overhaul Manuals and Index
          Publications Index
          Product Support Supplier Directory

5.   Additional Customer Support.

     In response to a Customer request, Boeing agrees to provide the following additional training and support to Customer at no charge.

     5.1  General Familiarization Courses.

          Boeing will provide a total of 6 General
          Familiarization Courses (5 in addition to the 1 General
          Familiarization Courses described in paragraph 1.1 above).

     5.2  Maintenance and Flight Training Materials.

          Boeing will provide (i) a total of 2 sets of all training materials (1 in addition to the 1 set described in paragraphs 1.8 and 2.5 above), (ii) the flight training material in digital format and (iii) the source code for the flight training Computer Based Training (CBT).

     5.3  Maintenance Instructor in Houston.

          On a mutually agreeable date 6 to 8 months prior to delivery of the first Aircraft, Boeing will send a maintenance instructor to Houston, Texas, for sixty days. Such instructor will be qualified to assist Customer with developing and teaching Customer's own maintenance training courses and answer Customer's questions related to the maintenance of the Aircraft. Customer will provide the round trip airfare.

     5.4  Additional Flight Training Course.

          On a mutually agreeable schedule, Boeing will provide transition training for a total of 24 pilots (8 pilots in addition to the 16 pilots previously committed in paragraph 2.1 above).

     5.5  767 Engine Run-up Course.

          On a mutually agreeable schedule provide one 767 engine run-up course.

     5.6  Extra Simulator Sessions

          Provide one extra simulator session for 5 students for two Avionics Systems Courses, for two Electrical Systems Courses and for two Mechanical/Powerplant Systems Courses, for a total of 6 extra simulator sessions.

                      ENGINE ESCALATION,
              ENGINE WARRANTY AND PATENT INDEMNITY

                             between

                       THE BOEING COMPANY

                               and

                   CONTINENTAL AIRLINES, INC.


   Supplemental Exhibit EE1 to Purchase Agreement Number 2060

                      ENGINE ESCALATION,
              ENGINE WARRANTY AND PATENT INDEMNITY

                           relating to

                 BOEING MODEL 767-400ER AIRCRAFT


1.   ENGINE ESCALATION.

(a) The Aircraft Basic Price of each Aircraft set forth in Table 1 of the Purchase Agreement includes an aggregate price for CF6-80C2 engines and all accessories, equipment and parts provided by the engine manufacturer. The adjustment in Engine price applicable to each Aircraft (Engine Price Adjustment) will be determined at the time of Aircraft delivery in accordance with the following formula:

[CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE
SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR
CONFIDENTIAL TREATMENT]

(b)  The following definitions will apply herein:

     Pe = Engine Price Adjustment

     Pb = Engine Base Price (per Aircraft), as set forth in Table
          1 of the Purchase Agreement.

     CPI is the Composite Price Index, a value determined using the Bureau of Labor Statistics, U.S. Department of Labor actual data in accordance with the formula below. The Index values utilized in the formula will be the numbers shown in the actual data for the ninth month prior to the month of scheduled Aircraft delivery or the ninth month prior to the Base Year Dollars month set forth in Table 1.

        [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH
THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR
CONFIDENTIAL TREATMENT]

          L  =    The Labor Index will be equal to the quotient
                  of the value associated with the Aircraft
                  Delivery Month divided by the value associated with the Base Year Dollar month in "Hourly
                  Earnings of Aircraft Engines and Engine Parts
                  Production Workers" SIC 3724, multiplied by 100 and then by 30%.

          C  =    The Industrial Commodities Index will be equal
                  to 30% of the Producer Price Index for "all commodities other than Farm and Foods," Code
                  3-15 associated with the scheduled Aircraft delivery month.

          M   =   The Metals and Metal Products Index will be
                  equal to 30% of the Producer Price Index for "Metals and Metal Products," Code 10 associated with the scheduled Aircraft delivery month.

          E  =    The Fuel Index will be equal to 10% of the
                  Producer Price Index for "Fuel and Related
                  Products and Power," Code 5 associated with the scheduled Aircraft delivery month.

The Engine Price Adjustment will not be made if it would result in a decrease in the Engine Base Price.

(c) The values of the Average Hourly Earnings and Producer Price Indices used will be those published as of a date 30 days prior to the scheduled Aircraft delivery to Customer. Such values will be considered final and no Engine Price Adjustment will be made after Aircraft delivery for any subsequent changes in published Index values.

(d) In the event the Engine price escalation provisions are made non-enforceable or otherwise rendered null and void by any agency of the United States Government, or if the U.S. Department of Labor, Bureau of Labor Statistics (i) substantially revises the methodology (in contrast to benchmark adjustments or other corrections of previously published data) or (ii) discontinues publication of any of the data referred to above, General Electric Company (GE) agrees to meet jointly with Boeing and Customer, (to the extent such parties may lawfully do so,) to jointly select a substitute for the revised or discontinued data; such substitute data to lead in application to the same adjustment result, insofar as possible, as would have been achieved by continuing the use of the original data as it may have fluctuated had it not been revised or discontinued. If such Engine price escalation provisions, methodology or data publication are subsequently reinstated, Boeing will make adjustments consistent with the agreements defined in this Supplemental Exhibit EE1.

NOTE: The factor (CPI divided by the base year index) by which the Engine Base Price is to be multiplied will be expressed as a decimal and rounded to the nearest thousandth. Any rounding of a number, as required under this Supplemental Exhibit EE1 with respect to escalation of the Engine price, will be accomplished as follows: if the first digit of the portion to be dropped from the number to be rounded is five or greater, the preceding digit will be raised to the next higher number.

2.   ENGINE WARRANTY AND PRODUCT SUPPORT PLAN.

Boeing has obtained from GE the right to extend to Customer the provisions of GE's Warranty and Product Support Plan; subject, however, to Customer's acceptance of the conditions set forth herein. Accordingly, Boeing hereby extends to Customer and Customer hereby accepts the provisions of GE's Warranty and Product Support Plan hereinafter set forth, and such Warranty and Product Support Plan shall apply to all CF6 turbofan engines including all Modules and Parts thereof (Engines) installed in the Aircraft at the time of delivery or purchased from Boeing by Customer for support of the Aircraft except that, if Customer and GE have executed a General Terms Agreement covering the Engines, then the terms of that Agreement shall be substituted for and supersede the below-stated provisions and such provisions shall be of no force or effect and neither Boeing nor GE shall have any obligation arising therefrom. In consideration for Boeing's extension of the GE Warranty and Product Support Plan to Customer, Customer hereby releases and discharges Boeing from any and all claims, obligations and liabilities whatsoever arising out of the purchase or use of such CF6 turbofan engines and Customer hereby waives, releases and renounces all its rights in all such claims, obligations and liabilities except for the provisions in paragraphs 2.1 (i) and 2.1 (iv) of Part 2 to Exhibit C to the AGTA.

     [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE
SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR
CONFIDENTIAL TREATMENT]

                [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST
FOR CONFIDENTIAL TREATMENT]

                             between

                       THE BOEING COMPANY

                               and

                   CONTINENTAL AIRLINES, INC.


   Supplemental Exhibit [CONFIDENTIAL MATERIAL OMITTED AND FILED
SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] to Purchase Agreement Number 2060

                [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST
FOR CONFIDENTIAL TREATMENT]

                           relating to

                    BOEING MODEL 767 AIRCRAFT


This is the listing of Covered Components for the Aircraft which relate to [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] Product Assurance Document to the AGTA and is a part of Purchase Agreement No. 2060.

1.   Wing.

     (a) Upper and lower wing skins and stiffeners between the forward and rear wing spars.

     (b)  Wing spar webs, chords and stiffeners.

     (c)  Inspar wing ribs.

     (d)  Inspar splice plates and fittings.

     (e)  Main landing gear support structure.

     (f) Wing center section lower beams, spanwise beams and floor beams, but not the seat tracks attached to the beams.

     (g)  Wing-to-body structural attachments.

     (h) Engine strut support fittings attached directly to wing primary structure.

     (i) Support structure in the wing for spoilers and spoiler actuators; for aileron hinges and reaction links; and for leading edge devices and trailing edge flaps.

     (j) Leading edge device and trailing edge flap support system.

     (k) Aileron, leading edge device and trailing edge flap internal, fixed attachment and actuator support structure.

2.   Body.

     (a) External surface skins and doublers, longitudinal stiffeners, longerons and circumferential rings and frames between the forward pressure bulkhead and the vertical stabilizer rear spar bulkhead, and structural support and enclosure for the APU but excluding all system components and related installation and connecting devices, insulation, lining, and decorative panels and related installation and connecting devices.

     (b) Window and windshield structure but excluding the windows and windshields.

     (c) Fixed attachment structure of the passenger doors, cargo doors and emergency exits excluding door mechanisms and movable hinge components. Sills and frames around the body openings for the passenger doors, cargo doors and emergency exits, excluding scuff plates and pressure seals.

     (d) Nose wheel well structure, including the wheel well walls, pressure deck, forward and aft bulkheads, and the gear support structure.

     (e) Main gear wheel well structure including pressure deck, bulkheads and landing gear beam support structure.

     (f) Floor beams and support posts in the control cab and passenger cabin area, but excluding seat tracks.

     (g)  Forward and aft pressure bulkheads.

     (h) Keel structure between the wing front spar bulkhead and the main gear wheel well aft bulkhead, including splices.

     (i) Wing front and rear spar support bulkheads, and vertical and horizontal stabilizer front and rear spar support bulkheads including terminal fittings but excluding all system components and related installation and connecting devices, insulation, lining, and decorative panels and related installation and connecting devices.

     (j) Support structure in the body for the stabilizer pivot and stabilizer screw.

3.   Vertical Stabilizer.

     (a) External skins between front and rear spars including splices.

     (b) Front, rear and auxiliary spar chords, webs and stiffeners, and attachment fittings between vertical stabilizer and body.

     (c)  Inspar ribs.

     (d) Support structure in the vertical stabilizer for rudder hinges, reaction links and actuators.

     (e) Rudder internal, fixed attachment and actuator support structure.

     (f)  Rudder hinges and supporting ribs, excluding bearings.

4.   Horizontal Stabilizer.

     (a)  External skins between front and rear spars.

     (b) Front, rear and auxiliary spar chords, webs and stiffeners.

     (c)  Inspar ribs.

     (d) Stabilizer center section and fittings splicing to outboard stabilizer including pivot and screw support structure.

     (e) Support structure in the horizontal stabilizer for the elevator hinges, reaction links and actuators.

     (f) Elevator internal, fixed attachment and actuator support structure.

5.   Engine Strut.

     (a) Strut external surface skin and doublers and stiffeners.

     (b)  Internal strut chords, frames and bulkheads.

     (c)  Strut to wing fittings and diagonal brace.

     (d) Engine mount support fittings attached directly to strut structure.

     (e)  For Aircraft equipped with General Electric or Pratt &
          Whitney engines only, the engine mounted support fittings.

6.   Main Landing Gear.

     (a)  Outer cylinder.

     (b)  Inner cylinder.

     (c) Upper and lower side strut, including spindles and universals.

     (d) Upper and lower drag strut, including spindles and universals.

     (e)  Orifice support tube.

     (f)  Downlock links, including spindles and universals

     (g)  Torsion links.

     (h)  Bogie beam.

     (i)  Axles.

     (j)  Retraction Links.

7.   Nose Landing Gear.

     (a)  Outer cylinder.

     (b)  Inner cylinder, including axles.

     (c)  Orifice support tube.

     (d)  Upper and lower drag strut, including lock links.

     (e)  Steering plates and steering collar.

     (f)  Torsion links.

     (g)  Actuator support beam and hanger.

     (h)  Retraction Links.


NOTE: The [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO
          A REQUEST FOR CONFIDENTIAL TREATMENT] Policy does not cover any bearings, bolts, bushings, clamps, brackets, actuating mechanisms or latching mechanisms used in or on the [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO
          A REQUEST FOR CONFIDENTIAL TREATMENT].

October  10, 1997
2060-2



Continental Airlines, Inc.
2929 Allen Parkway
Houston, TX 77019

Subject:       Demonstration Flights

Reference:     Purchase Agreement No. 2060 (the Purchase
               Agreement) between The Boeing Company (Boeing) and
               Continental Airlines, Inc. (Customer) relating to
               Model 767-400ER aircraft (the Aircraft)


Ladies and Gentlemen:

This Letter Agreement amends and supplements the Purchase
Agreement.  All terms used but not defined in this Letter
Agreement shall have the same meaning as in the Purchase
Agreement.

Definition of Terms:

Correction Costs: Customer's or a third party's direct labor costs and the cost of any material required to correct a Flight Discrepancy where direct labor costs are equal to the warranty labor rate in effect between the parties at the time such labor is expended.

Flight Discrepancy: A failure or malfunction of an Aircraft, or the accessories, equipment or parts installed on the Aircraft which results from a defect in the Aircraft, Boeing Product, engine or Supplier Product or a nonconformance to the Detail Specification for the Aircraft.

The AGTA provides that each aircraft will be test flown prior to delivery for the purpose of demonstrating the functioning of such Aircraft and its equipment to Customer; however, Customer may elect to waive this test flight. For each test flight waived, Boeing agrees to provide Customer an amount of jet fuel at delivery that, together with the standard fuel entitlement, totals [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] U.S. gallons.

Further, Boeing agrees to reimburse Customer for any Correction
Costs incurred as a result of the discovery of a Flight
Discrepancy during the first flight of the aircraft by Customer following delivery to the extent such Correction Costs are not covered under a warranty provided by Boeing, the engine manufacturer or any of Boeing's suppliers.

Should a Flight Discrepancy be detected by Customer which requires the return of the Aircraft to Boeing's facilities at Seattle, Washington, so that Boeing may correct such Flight Discrepancy, Boeing and Customer agree that title to and risk of loss of such Aircraft will remain with Customer. Any such correction by Boeing shall be at no cost to Customer. In addition, it is agreed that Boeing will have responsibility for the Aircraft while it is on the ground at Boeing's facilities in Seattle, Washington, as is chargeable by law to a bailee for mutual benefit, but Boeing shall not be chargeable for loss of use.

To be reimbursed for Correction Costs, Customer shall submit a written itemized statement describing any flight discrepancies and indicating the Correction Cost incurred by Customer for each discrepancy. This request must be submitted to Boeing's Contracts Regional Director at Renton, Washington, within ninety
(90) days after the first flight by Customer.

Very truly yours,

THE BOEING COMPANY


By    /s/   Gunar O. Clem

Its           Attorney-In-Fact


ACCEPTED AND AGREED TO this

Date:  October 10, 1997

CONTINENTAL AIRLINES, INC.


By     /s/ Brian Davis

Its         Vice President

October  10, 1997
2060-3



Continental Airlines, Inc.
2929 Allen Parkway
Houston, TX 77019



Subject:       Spares Initial Provisioning

Reference:     Purchase Agreement No. 2060 (the Purchase
               Agreement) between The Boeing Company (Boeing) and
               Continental Airlines, Inc. (Customer) relating to
               Model  767-400ER aircraft (the Aircraft)


Ladies and Gentlemen:

This Letter Agreement amends and supplements the Purchase
Agreement.  All terms used but not defined in this Letter
Agreement shall have the same meaning as in the Purchase
Agreement.


1.   Applicability.

     This Letter Agreement will apply to initial provisioning for the Model 767-400ER Aircraft purchased by Customer under the Purchase Agreement.

2.   Initial Provisioning Meeting.

     Boeing will conduct an initial provisioning meeting (Initial Provisioning Meeting) with Customer to establish mutually agreeable procedures to accomplish Customer's initial provisioning of spare parts for the Aircraft. The parties will agree, during the Initial Provisioning Meeting on the operational data to be provided by Customer for Boeing's use in preparing its quantity recommendations for initial provisioning of spare parts for the Aircraft, exclusive of special tools, ground support equipment, engines and engine parts (Provisioning Items). Such operational data to be provided by Customer will be the data described in Section E of Boeing Manual D6-49090, entitled "Initial Provisioning Implementation Manual, Boeing Model 757, 767, 777, 747-400 and 737-300, -400 and -500" (Boeing Initial
Provisioning Implementation Manual) which will be furnished to Customer prior to the Initial Provisioning Meeting. The parties will also agree on the provisioning documentation data to be provided by Boeing. Such data will be essentially in accordance with the provisions of Chapter 1 of ATA International Specification 2000, Revision 1, dated April 20, 1989, as described in Boeing Initial Provisioning Implementation Manual D6-49090 (such data will be hereinafter referred to collectively as the "Provisioning Data"). Boeing will provide instruction in the use of the initial provisioning documentation. This instruction will be provided in conjunction with the Initial Provisioning Meeting. In addition, the parties will discuss spares ordering procedures and other matters related to the provisioning for the Aircraft. The time and location for such Initial Provisioning Meeting will be mutually agreed upon between the parties.

3.   Initial Provisioning Documentation.

     3.1 Provisioning Data. Boeing will furnish Provisioning Data to Customer on or about August 1, 1999. The Provisioning Data will be as complete as possible and will cover Provisioning Items selected by Boeing for review by Customer for initial provisioning for the Aircraft. The Provisioning Data will set forth the prices for Provisioning Items which are Boeing Spare Parts and such prices will be firm and remain in effect until the date or dates set forth below in Paragraph 4.1, Boeing Spare Parts, by which orders must be placed with Boeing. Boeing will, from time to time, until a date approximately 90 days following delivery of the last Aircraft or until the delivery configuration of each of the Aircraft is reflected in the Provisioning Data, whichever is later, furnish to Customer revisions to the Provisioning Data.

     3.2 Provisioning IPC. Boeing will, on or about July 1, 1999, furnish to Customer a Boeing Illustrated Parts Catalog
(IPC), hereinafter referred to as the "Provisioning IPC." The Provisioning IPC will be as complete as possible and will cover Provisioning Items selected by Boeing for review by Customer for initial provisioning for the Aircraft. Boeing will, from time to time, until a date approximately 90 days following delivery of the last Aircraft, or until the delivery configuration of each of the Aircraft is reflected in the Provisioning IPC, whichever is later, furnish to Customer revisions to the Provisioning IPC.

     3.3   Buyer Furnished Equipment (BFE) Provisioning Data.

           3.3.1 Boeing's Responsibility. Boeing will include BFE end items in the Provisioning Data and Provisioning IPC for BFE installed on Customer's Aircraft provided such equipment has been installed on other Aircraft by Boeing and Boeing has data on the BFE.

           3.3.2 Customer's Responsibility. Customer will be responsible for ensuring BFE data is provided to Boeing by the BFE supplier in a format reasonably acceptable to Boeing for BFE not covered by 3.3.1 above. If the data is not provided to Boeing in a timely manner and in a format reasonably acceptable to Boeing, such BFE equipment will not be included in Boeing's Provisioning Data or IPC.

     3.4 Other Data. Boeing will submit to Customer listings of raw materials, standard parts and bulk materials to be used by Customer in the maintenance and repair of the Aircraft.

4. Purchase from Boeing of Spare Parts as Initial Provisioning for the Aircraft.

     4.1 Boeing Spare Parts. Customer will place orders for Provisioning Items by October 1, 1999; provided, however, that in those instances where Boeing submits any revision to the Provisioning Data, Customer will place orders for Boeing Spare Parts covered by such revision within 90 days following the date of such submittal. At Customer's request, Boeing will process "controlled shipments" by shipping full or partial quantities of an order on a schedule specified by Customer, provided the final shipment is made no later than 24 months after receipt of the order.

     4.2 Vendor Provisioning Items. Customer may place orders with Boeing for Provisioning Items which are manufactured by vendors or to their detailed design and are covered by the Provisioning Data as initial provisioning for the Aircraft. The price to Customer for any such vendor Provisioning Item will be [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] of the vendor's quoted price to Boeing therefor. If Customer elects to purchase such vendor Provisioning Items from Boeing, Customer will place its orders therefor in accordance with the provisions of Paragraph 4.1, Boeing Spare Parts.

     4.3 Ground Support Equipment and Special Tools. Customer may place orders with Boeing for ground support equipment (GSE) and special tools manufactured by vendors which Customer determines it will initially require for maintenance, overhaul and servicing of the Aircraft and/or engines. The price to Customer for such GSE or special tools will be [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] of the vendor's quoted price to Boeing therefor. If Customer elects to purchase such GSE and special tools from Boeing, Customer will place its orders therefor by the date set forth in Paragraph 4.1, Boeing Spare Parts or such later date as the parties may mutually agree.

     4.4 Spare Engines and Engine Spare Parts. Customer may place orders with Boeing for spare engines and/or engine spare parts which Customer determines it will initially require for support of the Aircraft or for maintenance and overhaul of the engines. The price to Customer for such spare engines or such engine spare parts, will be [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] of the engine manufacturer's quoted price to Boeing for the engine, and [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] of the engine manufacturer's quoted price to Boeing for the engine spare parts. If Customer elects to purchase such spare engines or engine spare parts through Boeing, Customer will place its orders on a date to be mutually agreed upon during the Initial Provisioning Meeting.

     4.5 QEC Kits. Boeing will, on or about July 1, 1999, furnish to Customer a listing of all components which could be included in the Quick Engine Change (QEC) kits which may be purchased by Customer from Boeing. Customer agrees to review such listing and indicate by marking on one copy of such listing those components that Customer desires included in its QEC kits. Customer will return such marked copy to Boeing within 30 days after Customer's receipt of such listing. Within 30 days after Boeing's receipt of such marked copy, Boeing will republish such listing to reflect only those components selected by Customer and will provide copies of such republished listing to Customer. Boeing will from time to time furnish revisions to such republished listing until a date approximately 90 days after delivery of the last QEC kit ordered by Customer for the Aircraft. Boeing will furnish to Customer as soon as practicable a statement setting forth a firm price for the QEC kit configuration selected by Customer. Customer agrees to place orders with Boeing for the QEC kits for the Aircraft by October 1, 1999.

     4.6 Payment for Provisioning Items. The payment provisions of the Customer Services General Terms Agreement
(CSGTA) between Boeing and Customer will be applicable to Provisioning Items ordered by Customer from Boeing for the Aircraft.

5.   Delivery.

     Boeing will, insofar as reasonably possible, deliver to Customer the Spare Parts ordered by Customer in accordance with the provisions of this letter on dates reasonably calculated to conform to Customer's anticipated needs in view of the scheduled deliveries of the Aircraft. Customer and Boeing will agree upon the date to begin delivery of the Provisioning Spare Parts ordered in accordance with this letter. Where appropriate, Boeing will arrange for shipment of such Spare Parts, which are manufactured by vendors, directly to Customer from the applicable vendor's facility. The routing and method of shipment for initial deliveries and all subsequent deliveries of such Spare Parts will be as mutually agreed between Boeing and Customer.

6.   Substitution for Obsolete Spare Parts.

     6.1 Obligation to Substitute. In the event that, prior to delivery of the first Aircraft pursuant to the Purchase Agreement, any Spare Part purchased by Customer from Boeing in accordance with this letter is rendered obsolete or unusable due to the redesign of the Aircraft or of any accessory, equipment or part thereof (other than a redesign at Customer's request), Boeing will deliver to Customer new and usable Spare Parts in substitution for such obsolete or unusable Spare Parts and Customer will return the obsolete or unusable Spare Parts to Boeing. Boeing will credit Customer's account with Boeing with the price paid by Customer for any such obsolete or unusable Spare Part and will invoice Customer for the purchase price of any such substitute Spare Part delivered to Customer.

     6.2 Delivery of Obsolete Spare Parts and Substitutes Therefor. Obsolete or unusable Spare Parts returned by Customer pursuant to this Item will be delivered to Boeing at its Seattle Distribution Center, or such other destination as Boeing may reasonably designate. Spare Parts substituted for such returned obsolete or unusable Spare Parts will be delivered to Customer at Boeing's Seattle Distribution Center, or such other Boeing shipping point as Boeing may reasonably designate. Boeing will pay the freight charges for the shipment from Customer to Boeing of any such obsolete or unusable Spare Part and for the shipment from Boeing to Customer of any such substitute Spare Part.

7.   Repurchase of Provisioning Items.

     7.1 Obligation to Repurchase. During a period commencing 1 year after delivery of the first Aircraft under the Purchase Agreement, and ending 5 years after such delivery, Boeing will, upon receipt of Customer's written request and subject to the exceptions in Paragraph 7.2, Exceptions, repurchase unused and undamaged Provisioning Items which (i) were recommended by Boeing in the Provisioning Data as initial provisioning for the Aircraft, (ii) were purchased by Customer from Boeing, and (iii) are surplus to Customer's needs.

     7.2 Exceptions. Boeing will not be obligated under Paragraph 7.1, Obligation to Repurchase, to repurchase any of the following: (i) quantities of Provisioning Items in excess of those quantities recommended by Boeing in the Provisioning Data for the Aircraft, (ii) QEC Kits, bulk material bits, raw material kits, service bulletin kits, standards kits and components thereof (except those components listed separately in the Provisioning Data), (iii) Provisioning Items for which an Order was received by Boeing more than 8 months after delivery of the last Aircraft, (iv) Provisioning Items which have become obsolete or have been replaced by other Provisioning Items as a result of
(a) Customer's modification of the Aircraft or (b) design improvements by Boeing or the vendor (other than Provisioning Items which have become obsolete because of a defect in design if such defect has not been remedied by an offer by Boeing or the vendor to provide no charge retrofit kits or replacement parts which correct such defect), and (v) Provisioning Items which become excess as a result of a change in Customer's operating parameters, provided to Boeing pursuant to the Initial Provisioning meeting in Paragraph 2, which were the basis of Boeing's initial provisioning recommendations for the Aircraft.

     7.3 Notification and Format. Customer will notify Boeing, in writing, when Customer desires to return Provisioning Items which Customer's review indicates are eligible for repurchase by Boeing under the provisions of this Repurchase of Provisioning Items paragraph. Customer's notification will include a detailed summary, in part number sequence, of the Provisioning Items Customer desires to return. Such summary will be in the form of listings, tapes, diskettes or other media as may be mutually agreed between Boeing and Customer, and will include part number, nomenclature, purchase order number, purchase order date and quantity to be returned. Within 5 business days after receipt of Customer's notification, Boeing will advise Customer, in writing, when Boeing's review of such summary will be completed, but in no case will the Boeing review be completed more than 30 days after receipt of Customer's notification.

     7.4 Review and Acceptance by Boeing. Upon completion of Boeing's review of any detailed summary submitted by Customer pursuant to Paragraph 7.3, Boeing will issue to Customer a Material Return Authorization (MRA) for those Provisioning Items Boeing agrees are eligible for repurchase in accordance with this Repurchase of Provisioning Items paragraph. Boeing will advise Customer of the reason that any spare part included in Customer's detailed summary is not eligible for return. Boeing's MRA will state the date by which Provisioning Items listed in the MRA must be redelivered to Boeing and Customer will arrange for shipment of such Provisioning Items accordingly.

     7.5   Price and Payment.  The price of each Provisioning
Item repurchased by Boeing pursuant to this Repurchase of Provisioning Items paragraph will be an amount equal to [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] of the original invoice price thereof. In the case of Provisioning Items manufactured by a vendor which were purchased pursuant to Paragraph 4, Purchase from Boeing of Spare Parts as Initial Provisioning for the Aircraft, hereof the repurchase price will not include Boeing's [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] handling charge. Boeing will pay the repurchase price by issuing a credit memorandum in favor of Customer which may be applied against amounts due Boeing for the purchase of aircraft, Spare Parts, services or data.

     7.6 Delivery of Provisioning Items. Provisioning Items repurchased by Boeing pursuant to this Repurchase of Provisioning Items paragraph will be delivered to Boeing at its Seattle Distribution Center, or such other destination as Boeing may reasonably designate. Boeing will pay the freight charges for the shipment from Customer to Boeing of any such Provisioning Items.

8. Obsolete Spare Parts and Surplus Provisioning Items - Title and Risk of Loss.

     Title to and risk of loss of any obsolete or unusable Spare Parts returned to Boeing pursuant to Paragraph 6, Substitution for Obsolete Spare Parts, will pass to Boeing upon delivery thereof to Boeing. Title to and risk of loss of any Spare Part substituted for an obsolete or unusable Spare Part pursuant to Paragraph 6, Substitution for Obsolete Spare Parts, will pass to Customer upon delivery thereof to Customer. Title to and risk of loss of any Provisioning Item repurchased by Boeing pursuant to Paragraph 7, Repurchase of Provisioning Items, will pass to Boeing upon delivery thereof to Boeing. With respect to the obsolete or unusable Spare Parts which may be returned to Boeing and the Spare Parts substituted therefor, pursuant to Paragraph 6, and the Provisioning Items which may be repurchased by Boeing, pursuant to Paragraph 7, the party which has risk of loss of any such Spare Part or Provisioning Item will have the responsibility of providing any insurance coverage for it desired by such party.

9.   Supplier Support.

     Boeing has entered, or anticipates entering, into product support agreements with suppliers (Boeing Suppliers) of major system components manufactured by such Suppliers to be installed on the Aircraft (Supplier Components). Such product support agreements commit, or are expected to commit, the Boeing Suppliers to provide to Boeing's customers and/or such customer's designees support services with respect to the Supplier Components which can be reasonably expected to be required during the course of normal operation. This support includes but is not limited to shelf-stock of certain spare parts, emergency spare parts, timely delivery of spare parts, and technical data related to the Supplier Components. Copies of such product support agreements will be provided to Customer on or about October 1, 1999, in Boeing Document D6-56115, Volumes 1 and 2. In the event Customer has used due diligence in attempting to resolve any difficulty arising in normal business transactions between Customer and a Boeing Supplier with respect to product support for a Supplier Component manufactured by such Supplier and if such difficulty remains unresolved, Boeing will, if requested by Customer, assist Customer in resolving such difficulty. Assistance will be provided by the Spares Supplier Support and Data Management Organization within the Boeing Buyer Services Division.

10.  Termination for Excusable Delay.

     In the event of termination of the Purchase Agreement with respect to any Aircraft pursuant to Article 7 of the AGTA, such termination will, if Customer so requests by written notice received by Boeing within 15 days after such termination, also discharge and terminate all obligations and liabilities of the parties as to any Spare Parts which Customer had ordered pursuant to the provisions of this letter as initial provisioning for such Aircraft and which are undelivered on the date Boeing receives such written notice.

Very truly yours,

THE BOEING COMPANY




By      /s/ Gunar O. Clem

Its        Attorney-In-Fact


ACCEPTED AND AGREED TO this

Date:  October 10, 1997


CONTINENTAL AIRLINES, INC.




By      /s/ Brian Davis

Its    Vice President

October 10,1997
2060-4



Continental Airlines, Inc.
2929 Allen Parkway
Houston, TX 77019



Subject:       Flight Crew Training Spare Parts Support

Reference:     Purchase Agreement No. 2060 (the Purchase
               Agreement) between The Boeing Company (Boeing) and
               Continental Airlines, Inc. (Customer) relating to
               Model 767-400ER aircraft (the Aircraft)


Ladies and Gentlemen:

This Letter Agreement amends and supplements the Purchase
Agreement.  All terms used but not defined in this Letter
Agreement shall have the same meaning as in the Purchase
Agreement.


Definition of Terms:

Flight Crew Training: Flight training occurring immediately following delivery using Boeing facilities.

Removed Parts:  Parts removed from an Aircraft during Flight Crew
Training.

Replacement Parts: Parts taken from Boeing inventory and installed in an Aircraft because no Standby Parts are available.

Standby Parts: Parts which are owned by Customer and located at Customer's designated storage area at Boeing to support Flight Crew Training. The Standby Parts list, including part numbers, exact quantities and on-dock dates, will be established during the spares provisioning meeting.

Training Aircraft:  The Aircraft delivered to Customer used for
Flight Crew Training.

1.    Provisioning of Spare Parts

      To support Flight Crew Training, Boeing agrees to provide normal line maintenance and expendable spare parts at no charge on the Training Aircraft; and, Customer agrees to provide Standby
Parts for the Training Aircraft.

      If parts other than those discussed above fail, Boeing will attempt to provide Replacement Parts for those failed parts in order to prevent extended down time on the Training Aircraft. If Boeing is unable to provide Replacement Parts, Customer will be responsible for providing those parts.

2.    Disposition of Removed Parts

      Boeing may with Customer consent either:

             (i) repair such Removed Parts, at no charge to Customer, and either retain such parts as Standby Parts or return the Removed Parts to Customer, at Customer expense;
      or

             (ii) return the Removed Parts to Customer at Customer's expense; or

             (iii) return the Removed Parts to the manufacturer for repair or replacement under such manufacturer's warranty. Upon Boeing's receipt of the repaired Removed Parts or their replacements, Boeing may retain such Removed Parts or their replacements as Standby Parts or return such Removed Parts or their replacements to Customer, at Customer's expense. Any Removed Parts returned to Customer, or replacements, will be accomplished in accordance with any written instructions from Customer received by Boeing prior to such return.

3.    Payment for of Replacement Parts

      Boeing will invoice Customer for Replacement Parts at [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE
SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR
CONFIDENTIAL TREATMENT].

4.    Redelivery of Standby Parts

      Standby Parts not installed in the Training Aircraft will be redelivered to Customer on board the last aircraft used for Flight Crew Training.

5.    Non-performance by Customer

      If Customer's non-performance of obligations in this Letter
Agreement causes a delay in the Flight Crew Training, Customer will be deemed to have agreed to any such delay in Flight Crew
Training.  In addition, Boeing will have the right to:

             (i) purchase Standby Parts and invoice Customer for the price of such Parts and for any necessary adjustment and calibration of such Parts;

             (ii)  cancel or reschedule the Flight Crew Training;
      or

             (iii) invoice Customer for any out-of-pocket expenses, including but not limited to ground handling expenses, maintenance costs and storage costs, that are directly attributable to the delay in the Flight Crew Training.

6.    Customer Warranty

      Customer warrants that the Standby Parts will meet the requirements of the Detail Specification and be in a condition to pass Boeing's receival inspection and functional test, and if not in a new condition, will have an attached FAA Serviceable Parts Tag.

7.    Title and Risk of Loss

      Title to and risk of loss of any Standby Parts or Removed Parts will remain with Customer. Boeing will have only such liability for Standby Parts and Removed Parts as a bailee for mutual benefit would have, but will not be liable for loss of use. For Replacement Parts, title will transfer to Customer at the time such part is installed on the Training Aircraft.

Very truly yours,

THE BOEING COMPANY


By   /s/ Gunar O. Clem

Its     Attorney-In-Fact


ACCEPTED AND AGREED TO this

Date: October 10, 1997


CONTINENTAL AIRLINES, INC.


By   /s/ Brian Davis

Its   Vice President

October  10, 1997
2060-5



Continental Airlines, Inc.
2929 Allen Parkway
Houston, TX 77019


Subject:     Escalation Sharing

Reference:   Purchase Agreement No. 2060 (the Purchase Agreement)
             between The Boeing Company (Boeing) and Continental
             Airlines, Inc. (Customer) relating to Model 767-
             400ER aircraft (the Aircraft)


Ladies and Gentlemen:

This Letter Agreement amends and supplements the Purchase
Agreement.  All terms used but not defined in this Letter
Agreement have the same meaning as in the Purchase Agreement.

1.    Commitment.

      Boeing agrees to share one-half of the escalation, up to a maximum of 3 percent per year, in each of the years 1997 and 1998 according to the terms in paragraph 2 below for any of Customer's aircraft which are scheduled to deliver after December 31, 1996. For the purpose of this Letter Agreement such aircraft are referred to as "Eligible Aircraft."

All escalation calculations under this Letter Agreement will be made in accordance with Exhibit D to the AGTA between Boeing and Customer, using actual escalation indices published for the applicable period.

2.    Escalation Credit Memo.

      2.1    Calculation - Eligible Aircraft Delivering in 1997.

             At the time of delivery of each Eligible Aircraft delivering in 1997, Boeing will issue to Customer a credit memorandum (the 1997 Credit Memorandum) which will be applied to the Aircraft Price of such Eligible Aircraft. The 1997 Credit Memorandum is calculated as follows:

      [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR
CONFIDENTIAL TREATMENT]

      2.2    Calculation - Eligible Aircraft Delivering in 1998.

             At the time of delivery of each Eligible Aircraft delivering in 1998, Boeing will issue to Customer a credit memorandum (the 1998 Credit Memorandum) which shall be applied to the Aircraft Price of such Eligible Aircraft. The 1998 Credit
Memorandum shall be calculated as follows:

             [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY
WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST
FOR CONFIDENTIAL TREATMENT]

      2.3    Eligible Aircraft Delivering after 1998.

             For Eligible Aircraft delivering after the calendar year 1998, the amount of the Credit Memorandum will be the amount calculated pursuant to paragraph 2.2 above through December 1998. This credit memorandum amount will be escalated from December 1998 to the month of delivery in accordance with Exhibit D to the AGTA.

3.    Advance Payment Base Price.

      It is agreed that the Advance Payment Base Prices for the Eligible Aircraft set forth in the Purchase Agreement include an estimate for the escalation sharing Credit Memorandum pursuant to this Letter Agreement.

Very truly yours,

THE BOEING COMPANY


By    /s/ Gunar O. Clem

Its           Attorney-In-Fact


ACCEPTED AND AGREED TO this

Date: October 10, 1997

CONTINENTAL AIRLINES, INC.


By    /s/ Brian Davis

Its    Vice President

October 10, 1997
6-1162-GOC-084


Continental Airlines, Inc.
2929 Allen Parkway
Houston, TX 77019

Subject:     [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY
WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST
FOR CONFIDENTIAL TREATMENT]

Reference:   Purchase Agreement No. 2060 (the Purchase Agreement)
             between The Boeing Company (Boeing) and Continental
             Airlines, Inc. (Customer) relating to Model 767-
             400ER aircraft (the Aircraft)

Ladies and Gentlemen:

This Letter Agreement amends and supplements the Purchase
Agreement.  All terms used but not defined in this Letter
Agreement have the same meaning as in the Purchase Agreement.

[CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE
SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR
CONFIDENTIAL TREATMENT]

      Boeing and Customer understand that certain information contained in this Letter Agreement, including any attachments hereto, are considered by both parties to be confidential.
Boeing and Customer agree that each party will treat this Letter Agreement and the information contained herein as confidential and will not, without the other party's prior written consent, disclose this Letter Agreement or any information contained herein to any other person or entity except as may be required by applicable law or governmental regulations.

Very truly yours,

THE BOEING COMPANY

By     /s/ Gunar O. Clem

Its           Attorney-In-Fact

ACCEPTED AND AGREED TO this

Date:  October 10, 1997

CONTINENTAL AIRLINES, INC.

By    /s/ Brian Davis

Its       Vice President

[CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE
SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR
CONFIDENTIAL TREATMENT]
October  10, 1997
6-1162-GOC-085


Continental Airlines, Inc.
2929 Allen Parkway
Houston, TX 77019


Subject:     [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY
WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST
FOR CONFIDENTIAL TREATMENT]

Reference:   Purchase Agreement No. 2060 (the Purchase Agreement)
             between The Boeing Company (Boeing) and Continental
             Airlines, Inc. (Customer) relating to Model 767-
             400ER aircraft (the Aircraft)

Ladies and Gentlemen:

This Letter Agreement amends and supplements the Purchase
Agreement.  All terms used but not defined in this Letter
Agreement have the same meaning as in the Purchase Agreement.

[CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE
SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR
CONFIDENTIAL TREATMENT]

Very truly yours,

THE BOEING COMPANY


By     /s/ Gunar O. Clem

Its           Attorney-In-Fact


ACCEPTED AND AGREED TO this

Date:  October 10, 1997

CONTINENTAL AIRLINES, INC.


By    /s/ Brian Davis

Its     Vice President

October  10, 1997
6-1162-GOC-086



Continental Airlines, Inc.
2929 Allen Parkway
Houston, Texas  77019


Subject:     Special Matters

Reference:   Purchase Agreement No. 2060 (the Purchase Agreement)
             between The Boeing Company (Boeing) and Continental
             Airlines, Inc. (Customer) relating to Model 767-
             400ER aircraft (the Aircraft)

Ladies and Gentlemen:

This Letter Agreement amends and supplements the Purchase
Agreement.  All terms used and not defined in this Letter
Agreement shall have the same meaning as in the Purchase
Agreement.

1. [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR
CONFIDENTIAL TREATMENT]

3.    Payment of Interest on Deferred Advance Payments.

      3.1 Interest Rate for Firm Aircraft. Customer agrees to pay interest on all amounts which are deferred pursuant to Paragraph 2.1 of this Letter Agreement at [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]. Such interest shall accrue from and include the date on which such payments would have been due but for the execution of this Letter Agreement to but excluding the date on which such amounts are paid in full. Interest shall be due and payable on the first business day of each calendar quarter and on the delivery date of any Aircraft that had a deferred advance payment schedule. (Note: the interest rate as determined above will be use for the entire calendar quarter; e.g., the interest rate determined based on [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT].)

      3.2 Delivery Delay Impact on Interest Calculations. If the delivery of any Aircraft is delayed due to either an excusable or a non-excusable delay, then interest on the deferred advance payments in respect of such Aircraft will not accrue during the time period from the last working day of the scheduled delivery month to the day of delivery of the Aircraft. Payment of any interest that has accrued prior to the start of the delay but remains unpaid will be paid on the normal quarterly interest payment schedule set forth in Paragraph 3.1 of this Letter Agreement or on the delivery date of the Aircraft, whichever comes first.

      3.3 Boeing Invoice. Boeing shall submit to Customer, not less than fifteen (15) days prior to the end of each quarter, an invoice for interest accrued during each such quarter. Customer's payment is due and payable to Boeing on the first business day of the following month. Boeing's invoice will show interest accrued during the quarter for each Aircraft for which advance payments have been deferred. The invoice will also include interest accrued on deferred advance payments with respect to other aircraft in other purchase agreements between Customer and Boeing.

4.    Model Substitution.

      After delivery of the [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] Aircraft, Customer may elect to substitute Model 777-200IGW aircraft for any undelivered Aircraft, subject to (i) Boeing having an available position in the desired delivery month, (ii) the configuration of the substitute aircraft having been established, (iii) Boeing production constraints, and (iv) receipt of written concurrence from the engine manufacturer acceptable to both Customer and Boeing.

5. [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR
CONFIDENTIAL TREATMENT]

6.   CF6-80C2B8F Engines.

      Boeing and General Electric have entered into a Memorandum of Understanding with respect to the offerability of the CF6-80C2B8F
(B8F) engine on model 767-400 aircraft. The definitive agreement between Boeing and General Electric is scheduled to be executed by the end of October, 1997. In the event Customer selects the B8F engine for the Aircraft after Boeing and General Electric have entered into a definitive agreement to offer the B8F engine, Boeing will make the necessary revisions to the Purchase Agreement to reflect the installation of such B8F engines. Boeing commits that the price Boeing charges Customer for the B8F engines will be the same price that General Electric charges Boeing for such B8F engines.

7.    Aircraft Invoices.

      Upon Customer request, at time of Aircraft delivery Boeing agrees to provide a separate invoice addressed to the owner/trustee of such Aircraft specifying the dollar amount to be received at time of delivery. [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]

8.    Assignment of Credits.

      Customer may not assign the credit memoranda described in this Letter Agreement without Boeing's prior written consent other than in circumstances where Boeing provides or arranges lease equity financing to Customer in respect of an Aircraft.

9.    Confidential Treatment.

      Boeing and Customer understand that certain information contained in this Letter Agreement, including any attachments hereto, are considered by both parties to be confidential.
Boeing and Customer agree that each party will treat this Letter Agreement and the information contained herein as confidential and will not, without the other party's prior written consent, disclose this Letter Agreement or any information contained herein to any other person or entity except as may be required by applicable law or governmental regulations.

Very truly yours,

THE BOEING COMPANY


By__/s/ Gunar O. Clem_________

Its    Attorney-In-Fact


ACCEPTED AND AGREED TO this

Date:  October 10, 1997

CONTINENTAL AIRLINES, INC.



By___/s/ Brian Davis___________

Its___Vice President____________